Exhibit 99.1

Contact: Michael Bermish
Investor Relations Officer
(803) 835-2238
FOR IMMEDIATE RELEASE
WELLMAN, INC. RECEIVES AN ADDITIONAL ONE WEEK EXTENSION
OF TIME FOR APPROVAL OF BIDDING PROCEDURES
Fort Mill, SC, June 6, 2008 — Wellman, Inc. ([OTC]: WMANQ.OB) announced that the lenders providing its Debtor in Possession (“DIP”) financing have granted the Company an additional one week extension of time so that the Company has until June 26, 2008 to have bidding procedures approved by the Bankruptcy Court. All other terms of the DIP financing remain the same.
The Company, in consultation with its stakeholders, is continuing to evaluate proposals and restructuring alternatives, including a plan of reorganization, in an effort to maximize the value of Wellman’s business on a going concern basis. This extension will provide Wellman with additional time to continue discussions with stakeholders and interested parties to develop the terms of a plan of reorganization.
Mark Ruday, Wellman’s Chief Executive Officer stated, “We are encouraged by the progress we have made. During the next week, we expect to amend our DIP facility so that it permits us to file a plan of reorganization in June. We expect to have the plan confirmed and to emerge from bankruptcy later this year. Our first and second lien debt holders have each expressed interest in having a prominent role in our plan of reorganization. We appreciate the support that the DIP lenders have provided. This has enabled us to work towards a plan of reorganization which we believe is the most attractive alternative for Wellman’s stakeholders including its customers, suppliers and employees.”
Forward-Looking Statements
Statements contained in this release that are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates,” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date of this report based upon current expectations, and we undertake no obligation to update this information. These forward-looking statements involve certain risks and uncertainties, including, but not limited to: our substantial liquidity needs and liquidity pressure; our substantial indebtedness and its impact on our financial health and operations; risks associated with our indebtedness containing floating interest rate provisions and its effect on our financial health if rates rise significantly; our ability to obtain additional financing in the future; risks associated with claims not discharged in the Chapter 11 cases and their effect on our results of operations and profitability; risks

Exhibit 99.1
associated with the transfers of our equity, or issuances of equity in connection with our reorganization and our ability to utilize our federal income tax net operating loss carry-forwards in the future; our dependence on our management and employees; the adverse effect of competition on our performance; reduced raw material margins; availability and cost of raw materials; reduced sales volumes; increase in costs; volumes of textile imports; prices and volumes of polyester staple fiber and PET resin imports; the financial condition of our customers; change in tax risks; environmental risks; natural disasters; regulatory changes; U.S., European, Asian and global economic conditions; work stoppages; levels of production capacity and profitable operations of assets; prices of competing products; acts of terrorism; and maintaining the operations of our existing production facilities. Actual results may differ materially from those expressed herein. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of our common stock. For a more complete description of the prominent risks and uncertainties inherent in our business, see our Form 10-K for the year ended December 31, 2007.